UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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INC RESEARCH HOLDINGS, INC.

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TO:	All Employees
FROM:	Respective Companies
SUBJECT:	Transition Planning Update: Corporate Strategy & Development, Business Development and Corporate Communications & Marketing

Dear Colleagues:

As we continue transition planning, today we’re announcing the Corporate teams that will support our growth strategy, customer interface and brand value proposition in our post-close organization. These core functions, including Corporate Strategy & Development, Business Development and Corporate Communications & Marketing, will ensure that we pursue the right roadmap following close and that both customers and employees understand the power of our post-close combined company.

CORPORATE STRATEGY & DEVELOPMENT

Brandon Eldredge will be responsible for strategy development and implementation, evaluating options for growth and mergers and acquisition (M&A) opportunities. Complementing this work will be the associated change management and process improvement related to strategic initiatives and a dedicated focus on leveraging the company’s vast data assets to drive greater insights and differentiated offerings.

The Corporate Strategy & Development team’s operating philosophy is to partner with the Executive Team and Business Leaders to develop and execute growth strategies, to develop differentiating data insights and offerings, and to support these initiatives with the necessary change management required to support a high-performing organization.

Reporting to Brandon:

•	Jonathan Shough, Chief Data Officer: Jonathan will be responsible for leading the critical initiative of maximizing the totality of our data assets to create innovative and differentiated customer offerings across our organization. This effort will take place across the businesses, our Clinical and Commercial Divisions, and include developing entirely new integrated solutions in areas such as Real World Evidence.

•	Kari Delahunty, Vice President, Corporate Strategy, Change Management and Process Improvement: Kari will be responsible for partnering with the Executive Team and Business Leaders to develop and execute our long-term strategic plan, support resulting business initiatives, and provide the associated change management and process improvement capabilities to drive successful implementation and adoption.

Additionally, Brandon will lead day-to-day corporate development initiatives supported by a team who will evaluate both inorganic and organic opportunities:

•	Andreas Tsitsos, Senior Associate, Strategy & Corporate Development

•	Alex Hildebrandt, Associate, Strategy & Corporate Development

•	Anthony Dent, Senior Analyst, Strategy & Corporate Development

•	Mike Rosenthal, Analyst, Strategy & Corporate Development

Look for more from Brandon’s team as we enter the post-close strategic planning cycle.

BUSINESS DEVELOPMENT

Business Development (BD) will be led by Neil Ferguson, Chief Business Officer in our post-close organization, responsible for developing knowledge, unique value propositions and tools and processes to prospect new and existing opportunities.

The BD team’s operating philosophy is to be the strongest Business Development team in the industry – focusing on the right customers and opportunities – offering unparalleled customer intimacy to drive significant company growth through creative, integrated solutions.

As previously announced, both Greg Skalicky and Mike Kleppinger will report to Neil, spearheading Clinical account management efforts.

•	Greg Skalicky, Executive Vice President, Global Business Development Head for Big Pharma Customers (Top 20 pharma): Greg will be responsible for Clinical Business Development efforts targeting the top 20 customers that offer the greatest opportunity for large, volume-based, repeatable business. Greg will partner with the Commercial Division, selling integrated solutions into the same large customers. He will also oversee and act as the Executive Sponsor of the Pfizer Business Unit and support the development and implementation of the Clinical Key Account Manager structure to ensure replicable success in other Big Pharma accounts.

•	Michael Kleppinger, Executive Vice President, Global Business Development Head for Biotech to Mid Cap Customers (Top 21 pharma and below): Mike will be responsible for Clinical Business Development efforts targeting our emerging biotech to mid cap customer base. This team will support the introduction of Commercial services to these targets and expanding our customer reach for these types of integrated solutions. Mike also will oversee our internal sales team focused on qualifying and developing opportunities with non-target, biotech and small pharma customers.

•	Farah Ahmed, Senior Vice President, Global Business Development Head for Early Phase: Farah will be responsible for leading Business Development across our Early Phase businesses. This includes the two labs, the three clinics, Clinical Pharmacology, and now the Early Phase APAC business supporting their growth and also bridging business opportunities into later phase work (phase II-IV) across our Clinical customer base.

•	Heather Johnson, Vice President, Global Head of Proposals: Heather will lead the Proposals group across the company ensuring that teams use approved templates, cost models and processes to position each opportunity for success. This will include facilitating the appropriate cross-selling of integrated solutions into each proposal and centralizing tools, processes and functions as appropriate to drive greater productivity.

•	Peter Bird, Senior Vice President, Global Head of Business Insights/Sales Support: Peter will lead the centralization of how we capture, share and use data and business insights across the organization to minimize duplication and support the development of strategic and tactical plans for growth. In addition, he will lead the BD operations team that will support pipeline management, forecasting, utilization of Salesforce.com, training, dashboard development and BD reporting.

CORPORATE COMMUNICATIONS & MARKETING

Kristen Spensieri will be responsible for marketing and internal and external communications, promoting and protecting our brand reputation among key stakeholders and employees.

The Corporate Communications & Marketing team’s operating philosophy is to act as the brand stewards of the organization, delivering high-value communications and content experiences to attract and retain top customers and talent to help achieve performance goals.

•	Danielle DeForge, Senior Director, External Communications: Danielle will be responsible for cultivating our brand with external stakeholders. She will focus on media relations, spokesperson training and interview execution, executive visibility, social media strategy and communicating our Environmental and Social Governance efforts.

•	Lori Dorer, Senior Director, CEO and Clinical Internal Communications: Lori will support our post-close CEO, and the Corporate Strategy & Development team, communicating strategic initiatives and annual priorities to the organization. She’ll also be responsible for supporting our new combined Clinical organization.

•	Marah Oberfield, Vice President, Enterprise and Commercial Internal Communications: Marah will be responsible for enterprise-wide communications including supporting our Corporate functions and leading our intranet strategy. She’ll also support our Commercial organization including the four Business Lines (Communications, Consulting, Medication Adherence/Patient Outcomes, Selling Solutions).

•	Julia Manganella, Vice President, Brand Marketing: Julie will be responsible for our brand including visual and verbal identity, creative campaigns and Vision/Mission/Values. Her team also will be responsible for our digital assets, the Corporate website and liaising with Business Development to execute targeted customer outreach campaigns.

•	Carrie Liaskos, Vice President, Market Engagement: Carrie will be responsible for conference and Thought Leadership content experiences that communicate our unique value proposition. She’ll also manage enterprise initiatives such as strategic third-party relationships, events and memberships, including the Healthcare Businesswomen’s Association.

Kristen’s team will also include Marketing & Communications Liaisons dedicated to the Clinical and Commercial Business Lines.

LOOKING AHEAD

Together these functions will provide strategic value, direction and consistency for our customers and employees. Following close, our goal is to launch our new brand identity in the first quarter of the New Year. All of you will serve as brand ambassadors for our new purpose-built company that’s committed to Clinical and Commercial working together – sharing expertise, data and insights – to accelerate customer success.

Our post-close Corporate operating model will become effective, and is contingent upon, the closing of the pending business combination between INC Research and inVentiv Health. Unless and until the closing occurs, INC Research and InVentiv Health will continue to operate as separate businesses.

Next, as we continue to head toward close, we’ll be sharing additional background about our go-forward Clinical organization and providing more detail about our Commercial capabilities.

Your questions are important to us. Please continue to submit your questions to INC+inVentiv@INCResearch.com and we’ll share information as it becomes available. As always, visit the INC+inVentiv merger page on incConnect for more resources.

Regards,

Brandon Eldredge

Senior Vice President, Corporate Strategy & Development

Neil Ferguson

Chief Business Officer

Kristen Spensieri

Global Head, Corporate Communications & Marketing

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. INC Research cautions readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied, (iii) the ability of INC Research and inVentiv to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) litigation relating to the proposed transaction that has been or potentially could be instituted against INC Research, inVentiv or their respective directors, (vi) possible disruptions from the proposed transaction that could harm INC Research’s and/or inVentiv’s business, including current plans and operations, (vii) the ability of INC Research or inVentiv to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect INC Research’s or inVentiv’s financial performance, (x) certain restrictions during the pendency of the merger that may impact INC Research’s or inVentiv’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the definitive proxy statement that has been filed with the Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the definitive proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on INC Research’s or inVentiv’s consolidated financial condition, results of operations, credit rating or liquidity. Unless legally required, INC Research does not assume any obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving INC Research and inVentiv. In connection with the proposed transaction, INC Research has filed with the Securities and Exchange Commission the definitive proxy statement and, beginning on June 30, 2017, mailed the definitive proxy statement to its shareholders as of the June 29, 2017 record date for a special meeting of shareholders of INC Research to be held on July 31, 2017 at 8:00 a.m. Eastern Daylight Time at The Washington Duke Inn, 3001 Cameron Boulevard, Durham, NC 27705. Shareholders are encouraged to read the definitive proxy statement regarding the proposed transaction and any other relevant documents filed or to be filed with the Securities and Exchange Commission carefully and in their entirety before making any voting decision as they will contain important information about the transaction. Shareholders will be able to obtain a free copy of the definitive proxy statement (when available), as well as other filings made by INC Research regarding INC Research, inVentiv, and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov) or at INC Research’s website (investor.incresearch.com).

Participants in the Solicitation

INC Research and its respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from INC Research’s shareholders with respect to the special meeting of shareholders that will be held to consider and vote upon the approval of the share issuance and the proposed transaction. Information regarding the officers and directors of INC Research is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2016, and INC Research’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on April 13, 2017. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of INC Research’s shareholders generally, are contained in the definitive proxy statement and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.